EMBRAER REPORTS THIRD-QUARTER 2007 DELIVERIES AND UPDATES ORDER BOOK

Total firm order backlog sets new record

São José dos Campos, October 5, 2007 - Embraer reports that its firm order backlog for the Commercial Aviation, Executive Aviation, and Defense and Government segments increased by US$1.6 billion during the third quarter of 2007 (3Q07), totaling a record US$17.2 billion.

Embraer has achieved its expected aircraft production for the third quarter with the delivery of 38 jets to the Commercial Aviation segment, nine Legacy 600 aircraft to the Executive Aviation segment and one EMB 120 Brasilia to the Defense and Government segment for the government of Angola.

Measures taken regarding the supply chain and production processes are delivering the expected results, enhancing the Company’s overall view of its production cycle. The third shift is nearly implemented and on that sense, Embraer expects to deliver between 165 and 170 jets in 2007.

During 3Q07, a total of 47 jets were delivered to the following segments:

Deliveries by Segment	3rd quarter 2007	9 months 2007
Commercial Aviation	38	85
ERJ 145	2	2
EMBRAER 170	4	9
EMBRAER 175	9	21
EMBRAER 190	20	46
EMBRAER 195	3	7

Executive Aviation	9	21
Legacy 600	9	21

Defense and Government *	-	2
Legacy 600	-	1
ERJ 145	-	1

TOTAL **	47	108

* Includes only deliveries of executive jets configured for transporting government officials and aircraft delivered to State-run airlines.

** Jets deliveries. Does not include one EMB 120 Brasilia delivered in 3Q07.

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China
Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

During the third quarter of 2007, Embraer signed a contract for the sale of 20 E-Jets to the Air France - KLM group in Europe. The sales team also recorded another very important achievement with the conclusion of the sale of 20 EMBRAER 195 aircraft to BRA Transportes Aéreos, the first Brazilian airline to order an EMBRAER 170/190 family jets. The Phenom family continues to record solid results with more than 500 firm contracts signed, and reached an important milestone in the development of the Phenom 100 program, with the first flight of the prototype aircraft on July 26.

Embraer also recorded the delivery of the 1000th aircraft of the ERJ 145 family aircraft through its joint venture in China to Grand China Express, an airline of the HNA Group that ordered 50 aircraft of this model.

On September 30, 2007, Embraer’s order book for the Commercial Aviation segment, by product, stood at:

Aircraft Type	Firm Orders	Options	Deliveries	Firm Order Backlog
ERJ 145 Family
ERJ 135	108	-	108	-
ERJ 140	74	-	74	-
ERJ 145	733	131	682	51
Total - ERJ 145 Family	915	131	864	51

EMBRAER 170/190 Family
EMBRAER 170	163	123	137	26
EMBRAER 175	106	136	46	60
EMBRAER 190	391	432	99	292
EMBRAER 195	52	65	10	42
Total - EMBRAER 170/190 Family	712	756	292	420

TOTAL	1,627	887	1,156	471

Note: Deliveries and firm order backlog include orders for the Defense and Government segment placed by State-run airlines (Satena and TAME).

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China
Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

Contact - Investor Relations

Tel.: +55 12 3927 4404
Fax: +55 12 3922 6070
E-mail: investor.relations@embraer.com.br

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Note to Editors

Embraer (Empresa Brasileira de Aeronáutica S.A. - NYSE: ERJ; Bovespa: EMBR3) is the world’s largest manufacturer of Commercial jets up to 120 seats, and one of Brazil's leading exporters. Embraer's headquarters are located in São José dos Campos, São Paulo, and it has offices, industrial operations and customer service facilities in Brazil, the United States, France, Portugal, China and Singapore. Founded in 1969, the Company designs, develops, manufactures and sells aircraft for the Commercial Aviation, Executive Aviation, and Defense and Government segments. The Company also provides after sales support and services to customers worldwide. On September 30, 2007, Embraer had a workforce of 23,770 employees and a firm order backlog of US$17.2 billion.

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company’s businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among others: general economic, political and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company’s investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words “believe”, “may”, “is able”, “will be able”, “intend”, “continue”, “anticipate”, “expect” and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China
Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

Attachment:

FIRM ORDER BACKLOG
September 30, 2007

Customer	Firm Orders	Delivered	Firm Order Backlog
ERJ 135	108	108	-
American Eagle (USA)	40	40	-
British Midland (UK)	3	3	-
City Airline AB (Sweden)	2	2	-
ExpressJet (USA)	30	30	-
Flandre Air (France)	3	3	-
Jet Magic (Ireland)	1	1	-
Luxair (Luxembourg)	2	2	-
Pan Européenne (France)	1	1	-
Proteus (France)	3	3	-
Regional Airlines (France)	3	3	-
Republic Airways (USA)	15	15	-
South African Airlink (South Africa)	5	5	-

Customer	Firm Orders	Delivered	Firm Order Backlog
ERJ 140	74	74	-
American Eagle (USA)	59	59	-
Republic Airways (USA)	15	15	-

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China
Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

Customer	Firm Orders	Delivered	Firm Order Backlog
ERJ 145	733	682	51
Aerolitoral (Mexico)	5	5	-
Air Caraibes (Guadalupe)	2	2	-
Alitalia (Italy)	14	14	-
American Eagle (USA)	118	118	-
Axon (Greece)	3	3	-
British Midland (UK)	9	9	-
British Regional Airlines (UK)	23	23	-
Brymon (UK)	7	7	-
China Southern (China)	6	6	-
China Eastern Jiangsu (China)	5	5	-
China Eastern Wuhan (China)	5	3	2
Cirrus (Germany)	1	1	-
ExpressJet (USA)	245	245	-
ERA (Spain)	2	2	-
Flandre Air (France)	5	5	-
GECAS (PB Air - Thailand)	2	2	-
HNA Group (China)	50	1	49
KLM EXEL (Holand)	2	2	-
Lot Polish (Poland)	14	14	-
Luxair (Luxembourg)	9	9	-
Mesa (USA)	36	36	-
Nigeria (Nigeria)	1	1	-
Portugalia (Portugal)	8	8	-
Proteus (France)	8	8	-
Regional (France)	15	15	-
Republic Airways (USA)	60	60	-
Rheintalflug (Austria)	3	3	-
Rio Sul (Brazil)	16	16	-
Satena (Colombia)	3	3	-
Sichuan (China)	5	5	-
Skyways (Sweden)	4	4	-
Swiss (Switzerland)	25	25	-
Transtates (USA)	22	22	-

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China
Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

Customer	Firm Orders	Delivered	Firm Order Backlog
EMBRAER 170	163	137	26
Alitalia (Italy)	6	6	-
Cirrus (Germany)	2	2	-
EgyptAir (Egypt)	6	6	-
Finnair (Finland)	10	10	-
GECAS (USA)	9	8	1
JAL (Japan)	10	-	10
Lot Polish (Poland)	6	6	-
Paramount (India)	2	2	-
Regional(France)	6	-	6
Republic Airlines (USA)	48	48	-
Satena (Colombia)	2	2	-
Saudi Arabian Airlines (Saudi Arabia)	15	15	-
Sirte Oil (Libya)	1	1	-
South African Airlink (South Africa)	2	-	2
TAME (Ecuador)	2	2	-
US Airways (USA)	28	28	-
Virgin Blue (Australia)	6	1	5
Undisclosed	2	-	2

Customer	Firm Orders	Delivered	Firm Order Backlog
EMBRAER 175	106	46	60
Air Canada (Canada)	15	15	-
Air Caraibes (Guadeloupe)	1	1	-
GECAS (USA)	5	5	-
Lot Polish (Poland)	4	4	-
Northwest Airlines (USA)	36	4	32
Republic Airlines (USA)	43	17	26
Royal Jordanian (Jordan)	2	-	2

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China
Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

Customer	Firm Orders	Delivered	Firm Order Backlog
EMBRAER 190	391	99	292
Air Canada (Canada)	45	34	11
Air Caraibes (Guadeloupe)	1	-	1
AeroRepublica (Colombia)	5	5	-
Copa (Panama)	15	10	5
Finnair (Finland)	10	4	6
GECAS (USA)	24	4	20
HNA Group (China)	50	-	50
JetBlue (USA)	101	29	72
KLM(Netherlands)	10	-	10
Lufthansa (Germany)	30	-	30
M1 Travel (Switzerland)	5	-	5
Regional (France)	10	4	6
TAME (Ecuador)	3	1	2
US Airways (USA)	57	8	49
Virgin Blue (Australia)	14	-	14
Undisclosed	11	-	11

Customer	Firm Orders	Delivered	Firm Order Backlog
EMBRAER 195	52	10	42
Alpi Eagles (Italy)	10	-	10
BRA(Brazil)	20	-	20
Flybe (UK)	14	6	8
GECAS (USA)	6	3	3
Royal Jordanian (Jordan)	2	1	1

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China
Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986